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                                                                 EXHIBIT 10.10

                            SERIES A PREFERRED STOCK

                               PURCHASE AGREEMENT

         This SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of May 22, 1995, is by and between FIRST VIRTUAL HOLDINGS INCORPORATED, a Wyoming corporation (the "Company"), and the purchasers listed on the Schedule of Purchasers attached hereto as Exhibit A (the "Schedule of Purchasers"). The persons, or entities listed thereon are hereinafter referred to collectively as the "Purchasers" and individually as a "Purchaser."

                                    RECITAL

         A. The Company desires to issue and sell and the Purchasers desire to purchase from the Company shares of the Company's Series A Preferred Stock (the "Series A Preferred") upon the terms and conditions set forth herein.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein contained, the parties hereto agree as follows:

                                   SECTION 1

                    Authorization and Sale of the Securities

         1.1 Authorization. The Company has, or before the Closing (as hereinafter defined) will have, authorized the issuance and sale of 22,060 shares of its Series A Preferred Stock (the "Shares") , having the rights, preferences and privileges as set forth in the Company's Restated Articles of Incorporation (the "Restated Articles") in the form attached hereto as Exhibit B.

         1.2 Sale and Issuance. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to each Purchaser, severally and not jointly, and each Purchaser will purchase from the Company, severally and not jointly, at the Closing, the number of Shares set forth opposite the Purchaser's name on the Schedule of Purchasers, at a purchase price of $44.00 per Share. The Company's agreement with each Purchaser is a separate agreement, and the sale of the Shares to each Purchaser is a separate sale.

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                                   SECTION 2

                             Closing Date; Delivery

         2.1 Closing Date. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at 3:00 p.m. on May 22, 1995 (the "Closing Date") at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 90401, or at such other time and place as shall be mutually agreed upon by the Company and the Purchaser.

         2.2 Delivery. At the Closing, the Company shall deliver to each Purchaser a certificate, in such denomination and registered in Purchaser's name as set forth on the Schedule of Purchasers, representing the number of Shares which Purchaser is purchasing from the Company against delivery to the Company of a bank or cashier's check or wire transfer payable to the order of the Company in the amount of the purchase price of the Shares to be purchased by such Purchaser.

                                   SECTION 3

                 Representations and Warranties of the Company

         The term "to the knowledge of the Company" shall mean with respect to any statement herein, to the actual knowledge, information and belief of the Company after reasonable inquiries by senior management of the Company of the officers and professional advisors of the Company. The Company hereby represents and warrants to each Purchaser as follows, except as set forth on Exhibit C attached hereto:

         3.1 Organization and Standing: Articles and Bylaws. The Company is a corporation duly organized and validly existing under the laws of the state of Wyoming and is in good standing under such laws. The Company has the requisite corporate power to own the properties owned by it and to conduct business as now being conducted by it and as presently contemplated to be conducted by it. The Company is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each state wherein the properties owned or leased or the business transacted by the Company makes such qualification to do business as a foreign corporation necessary and where the failure to qualify would have a material and adverse effect on the condition of the Company, financial or otherwise, and no other jurisdiction has demanded, requested or otherwise indicated that (or inquired whether) the Company is required to so qualify.

         3.2 Corporate Power. The Company has all requisite corporate power to enter into this Agreement and will have at the Closing Date all requisite corporate power to sell and issue the Shares and





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to carry out and perform its obligations under the terms of this Agreement.

         3.3 Subsidiaries. The Company has no subsidiaries and does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association or business entity.

         3.4 Capitalization. Immediately prior to the Closing, the Company's authorized capital stock will consist of an unlimited number of shares of Common Stock of which 168,750 shares will be issued and outstanding and 22,060 shares of Preferred Stock (the "Preferred Stock"), all of which have been designated Series A Preferred Stock, none of which are outstanding. The Series A Preferred Stock will have the rights, preferences, and privileges set forth in the Restated Articles. No other series of Preferred Stock has been designated. The Company has reserved 22,060 shares of Series A Preferred Stock for issuance hereunder and 22,060 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock. In addition, immediately prior to the Closing, the Company will have reserved 18,750 shares of Common Stock for issuance pursuant to the Company's 1994 Incentive and Non-Statutory Stock Option Plan, of which options to purchase 18,750 shares are outstanding and of which 31,250 shares remain available for issuance. The number of shares of Common Stock reserved for issuance upon conversion of Series A Preferred Stock shall be adjusted from time to time to prevent dilution to the holders of the Series A Preferred Stock as provided in the Restated Articles. All the aforesaid issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and have been offered, issued, sold and delivered by the Company in compliance with applicable Federal and state securities laws. Except as set forth above or in Exhibit C, at the time of the Closing there will be no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock.
The Company holds no shares of its capital stock in its treasury.

         3.5 Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein and for the authorization, issuance and delivery of the Shares (and the Common Stock issuable upon conversion of the Shares) has been taken or will be taken prior to the Closing. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and to general equitable principles. The execution, delivery and performance by the Company of this Agreement and compliance





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therewith and the issuance and sale of the Shares will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the Company's Articles of Incorporation or Bylaws or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound or any provision of state or Federal law to which the Company is subject, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term or result in the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the company's operations or any of its assets or properties. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances.

         3.6 Outstanding Debt. Except as set forth on Exhibit C or in the Financial Statements (as defined in Section 3.19), the Company has no outstanding indebtedness for borrowed money and is not a guarantor or otherwise contingently liable for any indebtedness for borrowed money (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds or otherwise invest in any debtor or otherwise to insure any creditor against loss). There exists no default under the provisions of any instrument evidencing any such indebtedness or otherwise or of any agreement relating thereto.

         3.7 Insurance. A correct and complete schedule of the policies of insurance maintained by the Company is set forth in Exhibit C.

         3.8 Shareholders, Directors and Officers; Indebtedness. Except as set forth on Exhibit C, the Company is not indebted, directly or indirectly, to any of its officers, directors or shareholders or any of their respective relatives or affiliates. Except as set forth in Exhibit C, no officer, director or shareholder of the Company, or any of their relatives or affiliates, is indebted to the Company. To the knowledge of the Company's, except as set forth on Exhibit C, none of the officers or directors or significant employees or advisors of the Company, or their respective spouses, or relatives, owns directly or indirectly, individually or collectively, a material interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Company.

         3.9     Litigation and Bankruptcy Proceedings.

                 (a) Except as set forth on Exhibit C, there is neither pending nor, to the knowledge of the Company, threatened any action, suit, proceeding or claim, or any basis therefor, whether or not purportedly on behalf of the Company, to which the Company




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is or may be named as a party or its property is or may be subject, or to the knowledge of the Company, to which any officer, key employee or principal shareholder of the Company is subject and in which an unfavorable outcome, ruling or finding in any such matter or for all such matters taken as a whole might have a material adverse effect on the condition, financial or otherwise, or operations of the Company; and the Company has no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief, which claim individually or collectively with other such unasserted claims if granted would have a material adverse effect on the condition, financial or otherwise, prospects or operations of the Company.

                 (b) The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt or filed a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other similar law or statute of the United States of America or any other jurisdiction.

         3.10 Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority, is required in connection with the Company's valid execution, delivery or performance of this Agreement or the offer, sale or issuance of the Shares by the Company, or the consummation of any other transaction contemplated on the part of the Company hereby except for the filing of the Restated Articles with the Wyoming Secretary of State which filing will be completed prior to the Closing and filing of notices required by applicable Federal and state securities laws.

         3.11 Leases. Set forth on Exhibit C is a correct and complete list (including the amount of rents called for and a description of the leased property) of all material leases (involving more than $5,000 either individually or in the aggregate if such leases are of a similar nature or with the same lessor) under which the company is a lessee. The Company enjoys peaceful and undisturbed possession under all such leases, all of such leases are valid and subsisting and the Company has not received any notice of default thereunder in any material respect.

         3.12 Permits, Franchises, Licenses, Trademarks, Patents, and Other Rights. To the knowledge of the Company, the Company has all governmental and other permits, licenses and other similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely





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affect the operations or condition, financial or otherwise, of the Company, and it is not in default in any material respect under any of such permits, licenses or other similar authority.

         3.13 Issuance Taxes. All taxes, if any, imposed by law in connection with the issuance, sale and delivery of the Shares shall have been paid, and all laws imposing such taxes shall have been fully complied with, prior to the Closing Date.

         3.14 Offering. Subject in part to the truth and accuracy of the Purchaser's representations set forth in Section 4 hereof, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and from the registration or qualification requirements of the laws of any applicable state or other jurisdiction, and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         3.15 Employees. To the knowledge of the Company, no employee or advisor of the company, is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or to the use of trade secrets or proprietary information of others.

         3.16 Employee Benefit Plan Obligations. The Company does not maintain or have any obligations with respect to any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")). The Company is not, nor was it at any time, obligated to contribute to any employee pension benefit plan which is or was a multi-employer plan within the meaning of Section 3(37) of ERISA.

         3.17 Registration Rights. Except as described in Exhibit C and as provided for in this Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any of its securities which may hereafter be issued.

         3.18 Disclosure. This Agreement and the Exhibits hereto as well as any other document, certificate, schedule, financial, business or other written statement described in Exhibit C or Exhibit D, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the knowledge of the Company, there is no fact or circumstance which materially, adversely affects the condition, financial or





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otherwise, assets, business or operations of the company which has not been disclosed in writing to the Purchaser.

         3.19 Financial Statements. The Company has delivered to the Purchasers its audited financial statements as of December 31, 1994 and its unaudited financial statements as at and for the periods ended January 31, February 28 and March 31, 1995 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end adjustments.

         3.20 Material Agreements. Except as set forth on Exhibit C or in the Financial Statements, the Company has no known liabilities or obligations, contingent or otherwise, in excess of $5,000 individually or $10,000 in the aggregate (other than liabilities or obligations incurred in the ordinary course of business).

         3.21 Intellectual Property. To the knowledge of the Company, the Company has all franchises, permits, licenses, patents, patent rights, trademarks, trademark rights, copyrights, trade secrets and other similar authority necessary for the conduct of its business as now being conducted (collectively, the "Claimed Rights"). The purchase and sale of Shares contemplated by this Agreement will not cause a material violation, of the terms or provisions of any of such Claimed Rights. Except as disclosed on Exhibit C, there is neither pending, nor, to the Company's knowledge, threatened, any claim or litigation against the Company contesting the validity or right to use any of the Claimed Rights. Except as disclosed on Exhibit C, to the knowledge of the Company, no person, corporation or other entity is infringing the Claimed Rights. To the knowledge of the Company, the Company is not currently using the confidential information or trade secrets of any person without the consent of, or a grant of a license or other right to use such information or trade secrets, from such other person or entity. Except as disclosed on Exhibit C, there are no outstanding licenses or agreements of any kind relating to the Claimed Rights, nor is the Company bound by or a party to any licenses or agreements of any kind with respect to the Claimed Rights. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Claimed Rights. To the knowledge of the Company, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that





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would conflict with the Company's business as proposed to be conducted.
Neither the execution and delivery of this Agreement, nor the conduct of the Company's business by the employees of the Company, nor the conduct of the Company's business as currently being conducted, will, to the knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Except as disclosed on Exhibit C, the Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to their employment by the Company which are known not to be in the public domain.

         3.22 Nondisclosure and Assignment Agreements. Except as disclosed in Exhibit C, each employee, officer and consultant of the Company has executed Nondisclosure and Assignment Agreement as provided to special counsel to the Purchasers. Unless the board of directors determines otherwise, the Company will ensure that each future employee, officer and consultant of the Company signs such an agreement or a substantially similar agreement. To the knowledge of the Company none of its employees, officers or consultants is in violation of any such agreement, and the Company will use reasonable efforts to prevent such violation.

                                   SECTION 4

                Representations and Warranties of the Purchasers

         Each Purchaser, severally but not jointly, represents and warrants to the Company as follows:

         4.1 Organization and Standing. Unterberg Harris Interactive Media, L.P. is a limited partnership duly organized and validly existing under
the laws of the state of      and is in good standing under such laws.  Sybase,
Inc., is a corporation duly organized and validly existing under the laws of
the state of       and is in good standing under such laws.

         4.2 Corporate Power. It has all requisite corporate power to enter into this Agreement and will have at the Closing Date all requisite corporate power to purchase the Shares and to carry out and perform its obligations under the terms of this Agreement.

         4.3 Authorization. All corporate action on its part necessary for the authorization, execution, delivery and its performance of this Agreement and the consummation of the transactions contemplated herein and for the purchase of the Shares has been taken or will be taken prior to the Closing. This agreement constitutes a legal, valid and binding obligation of each Purchaser enforceable in accordance with its term, subject to applicable bankruptcy, insolvency, reorganization and moratorium





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laws and other laws of general application affecting enforcement of creditors'
rights generally and to general equitable principles.

         4.4 Experience; Awareness of Risk. It has such knowledge and experience in financing and business matters that it is capable of evaluating the merits and risks of this investment and of making an informed decision with respect to the purchase of the Shares. It is aware that the Company's business is in an industry and marketplace that is subject to rapid changes in its technologies and structure which could adversely affect the Company's business operations and understands that its investment in the Shares is subject to substantial risks related to such conditions.

         4.5 Investment. It is acquiring the Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that at the time of the offer and sale thereof to it the Shares have not been registered under the Securities Act by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

         4.6 Rule 144. It acknowledges that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, and understands that such Rule may not become available for resale of the Shares. It consents to affixing on certificates representing the Shares the legend set forth in Section 8.3 hereof.

         4.7 Access to Data; Reliance on Disclosure. It has had an opportunity to discuss the Company's business, management and financial affairs with its management and has had the opportunity to review the Company's books, records and facilities. Except for the express representations and warranties by the Company contained in this Agreement and its Exhibits, including the items set forth in Exhibit D, it has not relied on any other representations or statements by the Company or any representatives of the Company in entering into the transactions contemplated by this Agreement.

         4.8 Financial Condition. Its financial condition is such that it is able to bear the economic risks of investment in the Shares including risk of loss of its entire investment in the Shares should they become worthless, taking into consideration the limitations on resale of the Shares noted above. All information which it has provided to the Company concerning its financial condition and knowledge of financial and business matters is correct and complete.





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         4.9     Agreement to Short Fiscal Year.  It acknowledges that the
Company has been an S corporation, having made an election pursuant to Section 1362(a) of the Internal Revenue Code of 1986, as amended. As a result of the authorization and issuance of the Shares, the S corporation status will terminate. In order to obtain the benefit of any losses accruing prior to the Closing Date, it hereby agrees to the election by the Company of a new fiscal year, with the current fiscal year of the Company terminating on the date of the Closing, or immediately prior thereto. It agrees that it shall execute and deliver any documents or instruments reasonably necessary to make such election, and that it shall not oppose or contest such election.

                                   SECTION 5

                    Conditions to Closing of the Purchasers

         The obligation of the Purchasers to purchase the Shares to be purchased at the Closing is subject to the fulfillment to such Purchasers' satisfaction on or prior to the Closing Date of each of the following conditions:

         5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

         5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3 Compliance Certificate. The Company shall have delivered to the Purchasers a certificate of the President and Secretary of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

         5.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Purchasers and their counsel.

         5.5 Securities Law Compliance. All such actions and steps necessary to assure compliance with applicable Federal and state securities laws, including all authorizations, approvals or permits, if any, of any governmental authority or regulatory body in any states where the Shares are being sold that are required in





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connection with the lawful issuance and sale of the Shares pursuant to this
Agreement, shall have been duly obtained and shall be effective on and as of the Closing.

         5.6 Board of Directors. All corporate proceedings shall have been taken in form and substance satisfactory to Purchasers and their counsel such that, on the Closing Date, the Company's Board of Directors shall consist of Lee Stein, Tawfiq Khoury, Jon Rubin and either Russ Warner or Bob Epstein.

                                   SECTION 6

                      Conditions to Closing of the Company

         The Company's obligation to sell the Shares to be purchased at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

         6.1 Representations and Warranties Correct. The representations and warranties made by all Purchasers in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

         6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by all the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

         6.3 Restated Articles. The Restated Articles shall have been filed with the Wyoming Secretary of State.


                                   SECTION 7

                            Covenants of the Company

         The Company hereby covenants and agrees as follows:

         7.1 Basic Financial Information. The Company will furnish the following reports to each Purchaser (or its representative) so long as such Purchaser owns at least 11,030 shares (as adjusted for stock splits and like events) of Series A Preferred Stock (or of the Common Stock issued upon conversion of such Series A Preferred Stock) and to Jon Rubin ("Rubin") so long as Rubin owns 50,000 shares (as adjusted for stock splits and like events) of Common Stock, Tawfiq N. Khoury ("Khoury") so long as Tawfiq N. Khoury and Richel G. Khoury, trustees of the TNKRGK Family T/D 12/23/76, Jason B. Khoury, trustee of the Jason B. Khoury T/D 1/27/87, Brian N.





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Khoury, trustee of the Brian N. Khoury T/D 1/27/87, Noelle F. Khoury, trustee of the Noelle F. Khoury T/D 1/27/89 own collectively 50,000 shares (as adjusted for stock splits and like events) of Common Stock, and Lee H. Stein ("Stein") so long as Stein and June L. Stein own collectively 50,000 shares (as adjusted for stock splits and like events) of Common Stock:

         (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, the consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flow of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing who are among the six largest accounting firms in the United States selected by the Company and approved by its Board of Directors.

         (b) As soon as practicable after the end each month in each fiscal year of the Company, and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such month, and consolidated statements of income and sources and applications of funds of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, subject to changes resulting from year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

         (c) Annually (but in any event at least 30 days prior to the commencement of each fiscal year of the Company) the yearly budget and operating plan of the Company, in such manner and form as approved by the Board of Directors of the Company, which plan shall include projected statements of income and cash flow for such fiscal year and a projected balance sheet as of the end of such fiscal year. Any material changes in such plan shall be delivered to the Purchaser as promptly as practicable after such changes have been approved by the Board of Directors of the Company.

       The provisions of this Section 7.1 shall not be in limitation of any rights which the Purchaser or holder of Common Stock may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts; and, in the event that the Company is unable to comply with the provisions of Section 7.1, the Board of Directors of the Company shall, by resolution duly adopted, authorize and cause a firm of independent public accountants of nationally recognized standing which is among the six largest accounting firms in the United States to prepare promptly and




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furnish such information to the Purchaser, Rubin, Stein and Khoury at the
Company's expense.

         From the date the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in lieu of the information required pursuant to this Section 7.1, Company may furnish to Purchasers, Rubin, Stein and Khoury copies of its annual reports on Form 10-K, its quarterly reports on Form 10-Q, any current reports on Form 8-K or such other information or interim reports as it provides to all shareholders.

         7.2 Visitation. The Company will permit Unterberg Harris Interactive Media, L.P. (or a representative of Unterberg Harris Interactive Media, L.P.), so long as such Purchaser owns at least 11,030 shares (as adjusted for stock splits and like events) of Series A Preferred Stock (including shares of Common Stock issued upon conversion of such Series A Preferred Stock), to attend all meetings of the Company's Board of Directors and provide copies of written materials provided to all members of the Board of Directors, provided, however, that the Board of Directors shall have the right to keep confidential from the Purchaser for such period of the time as the Board of Directors deems reasonable any information and copies of written materials the Board of Directors in good faith considers to be trade secrets or to contain confidential or classified information or which the Company is required by law or agreement with a third party to keep confidential.

         7.3 Transfers of Rights. The rights granted to the Purchasers, Rubin, Stein and Khoury under Section 7.1 hereof may be transferred or assigned by a Purchaser to any transferee or assignee of any Shares, by Rubin to any transferee of Rubin Securities (as defined in Section 8.2) or by Stein or Khoury to any transferee of Founder Securities (as defined in Section 8.2) provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned, and provided further that the transferee or assignee holds following the transfer at least 11,030 shares (as adjusted for stock splits and like events) of Series A Preferred Stock (including shares of Common Stock issuable upon conversion thereof), 25,000 shares (as adjusted for stock splits and like events) of Rubin Securities or 25,000 shares (as adjusted for stock splits and like events) of Founder Securities.

7.4      Right of First Refusal.

         (a) New Issuances. The Company hereby grants to the Purchasers, Rubin and the holders of Founder Securities a right of first refusal (the "Right of First Refusal") to purchase a pro rata share of all (or any part) of New Securities (as defined in this Section 7.4) that the Company may from time to time propose to sell and issue. Such pro rata share, for purposes of this Right of First Refusal, is the ratio of (X) the sum of the number of shares of Common Stock then owned by the Purchaser and the number of shares of Common Stock issuable upon the conversion of the Shares then owned by the Purchaser, or the number of shares of Rubin Securities then owned by Rubin, or the number of shares of Founder Securities then owned by the holder of Founder Securities, as the case may be, to (Y) the sum of the total number of shares of Common Stock then outstanding, the total number of shares of Common Stock issuable upon the conversion of the total number of Shares then outstanding and the total number of shares of Common Stock issuable upon the conversion of any other class or series of securities having a right of first refusal substantially similar to the Right of First Refusal contained in this
Section 7.4. This Right of First Refusal shall be subject to the following provisions:

                 (b) "New Securities" shall mean any Common Stock and preferred stock of the Company whether or not authorized on the date hereof, and rights, options, or warrants to purchase Common Stock or preferred stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or preferred stock; provided, however, that "New Securities" does not include the following:

                          (i) shares of Common Stock issuable upon conversion
of the Shares;

                          (ii) shares offered to the public pursuant to the IPO
(as defined in Section 8.2 hereof);

                          (iii)   shares of Common Stock, or options to
purchase shares of Common Stock, issued or granted to officers, directors, employees and consultants of the Company pursuant to stock plans and option plans or other arrangements approved by the Board of Directors;

                          (iv)    shares of Common stock or preferred stock
issued in connection with any stock split, stock dividend, or recapitalization by the Company; or

                          (v)     securities issuable or deliverable in
connection with an acquisition by the Company of another corporation or a merger or consolidation of the Company into or with another corporation.

                 (c) In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser, Rubin and each holder of Founder Securities written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each Purchaser, Rubin and each holder of Founder Securities shall have 20 business days after receipt of such notice to agree to purchase its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any Purchaser, Rubin or holder of Founder Securities fails to agree to purchase its full pro rata share within such 20 business day period, the Company will give any Purchaser, Rubin or holder of Founder Securities who did so agree (the "Electing Purchasers") notice of the number of shares which were not subscribed for. Such notice may be by telephone if followed by written confirmation within two days. The Electing Purchasers shall have ten business days from the date of such notice to agree to purchase pro rata all of the New Securities not purchased by such non-purchasing Purchasers, Rubin or holders of Founder Securities, as the case may be.

         (d) In the event that the Purchasers, Rubin and holders of Founder Securities fail to exercise in full the right of first refusal within the 20 business plus ten business day period specified above, the Company shall have 120 days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 60 days from the date of said agreement) the New Securities respecting which the rights of the Purchaser, Rubin and holders of Founder Securities were not exercised at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within such 120 day period (or sold and issued New Securities in accordance with the foregoing within 60 days from the date of such agreement) the Company shall not thereafter issue or sell any New Securities, without first offering such New Securities to the Purchaser, Rubin and holders of Founder Securities in the manner provided above.

         (e) The Right of First Refusal granted under this Section 7.4 shall expire immediately prior to the IPO.

         (f) This Right of First Refusal is nonassignable except to any transferee to whom registration rights may be transferred pursuant to 8.14 of this Agreement.

         (g) This Right of First Refusal shall terminate as to any Purchaser (or any transferee or assignee of such Purchaser) at such time as such Purchaser ceases to own at least 5,515 (as adjusted for stock splits and like events) Shares or a number of shares of Common Stock issued upon conversion of at least 5,515 (as adjusted for stock splits and like events) Shares or any combination thereof equivalent to at least 5,515 (as adjusted for stock splits and like events) Shares. This Right of First Refusal shall terminate as to Rubin (or any transferee or assignee of Rubin) at such time as Rubin ceases to own at least 25,000 shares

(as adjusted for stock splits and like events) of Rubin Securities. This Right of First Refusal shall terminate as to a holder of Founder Securities (or any transferee or assignee of such holder of Founder Securities) at such time as such holder of Founder Securities ceases to own at least 50% of the number of shares (as adjusted for stock splits and like events) of Founder Securities acquired on March 11, 1994.

         7.5 Stock and Option Issuances. So long as the holders of Series A Preferred are entitled to elect a member of the Company's Board of Directors in accordance with the Restated Articles (the "Preferred Director"), the Company will not, without the approval of the Preferred Director, grant options or warrants to purchase capital stock of the Company and/or sell shares of the Company's Common Stock to any person who is, on the Closing Date, an officer or director of the Company or to any entity in which any such person director owns 10% or more of the voting securities of such entity. Purchasers agree to elect either Russ Warner or Bob Epstein will as the Preferred Director.

         7.6     Sybase, Inc.'s Investment.

                 (a) Subject to the obligations of the Company set forth in the Restated Articles, without the prior written consent of Sybase, Inc. ("Sybase") the Company will not redeem, repurchase, reacquire or otherwise take any action which would result in Sybase holding at any time an amount of the Company's capital stock equal to or in excess of 20% of the total number of shares of the Company's capital stock then outstanding.

                 (b) Sybase and the Company acknowledge the Company's intention to utilize the Sybase platform in connection with the business of the Company. In the event that the Company elects, in its sole discretion, not to utilize the Sybase platform in connection with the business of the Company, Sybase shall have the right to require the Company, to the extent the Shares have not theretofore been converted into shares of Common Stock, to redeem all of Sybase's Shares at a price equal to $44.00 per share plus all declared but unpaid dividends. Sybase shall exercise the foregoing right by written notice to the Company within 60 days following delivery of written notice to Sybase of the decision of the Board of Directors of the Company not to utilize the Sybase platform in connection with the business of the Company. In the event insufficient funds are legally available to redeem all Shares electing to be redeemed pursuant to this Section 7.6(b), the Company may (i) delegate its duty to purchase Shares pursuant to this Section 7.6(b) or (ii) redeem as many of the Shares as it has funds legally available and the Company's obligation to redeem Shares shall be carried over and Shares shall continue to be purchased as and when funds become legally available until all Shares entitled to be redeemed pursuant to this Section 7.6(b) have been redeemed.

                                   SECTION 8

                        Restrictions on Transferability
                 of Securities; Compliance with Securities Act

         8.1 Restrictions on Transferability. The Shares and the Common Stock issuable upon conversion of the Shares (collectively, the "Securities") shall not be transferable, except upon the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the Securities Act. The Purchaser will cause any proposed transferee of Restricted Securities (as hereinafter defined) held by the Purchaser to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Section 8.

         8.2 Certain Definitions. As used in this Section 8, the following terms shall have the following respective meanings:

                 "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                 "Holder" shall mean any holder of Registrable Securities or Rubin Securities.

                 "Founders" shall mean Tawfiq N. Khoury and Lee H. Stein.

                 "Founder Securities" shall mean the shares of Common Stock acquired by Lee H. Stein, June L. Stein, Tawfiq N. Khoury and Richel G. Khoury, trustees of the TNKRGK Family T/D 12/23/76, Jason B. Khoury, trustee of the Jason B. Khoury T/D 1/27/87, Brian N. Khoury, trustee of the Brian N. Khoury T/D 1/27/87, Noelle F. Khoury, trustee of the Noelle F. Khoury T/D 1/27/89 on March 11, 1994, and any additional shares of Common Stock issued with respect to such shares upon any stock split, stock dividend, recapitalization or similar event, provided that the Founder Securities shall cease to be Founder Securities if (i) such securities are sold in the public market pursuant to the Company's IPO or otherwise or (ii) as to any such securities at such time as the holder thereof may sell all such securities in a three month period pursuant to Rule 144 or Rule 144(k) of the Securities Act.

                 "Initiating Holders" shall mean Holders of fifty percent (50%) or more of the then outstanding Registrable Securities.

                 "IPO" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the initial offer and sale of Common Stock for the account of the Company to the public at an aggregate offering price to the public of not less than $10,000,000 and a per share price to the public of at least $88.00 per share, if the effective date of the registration statement is not later than May 31, 1996, and thereafter, $132.00 per share (as adjusted for stock splits and like events after the Closing Date).

                 "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 8.3 hereof.

                 "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable upon conversion of the Shares, and (ii) any Common Stock issued in respect of securities issued pursuant to the conversion of the Shares or upon any stock split, stock dividend, recapitalization or similar event, provided that, Registrable Securities shall cease to be Registrable securities if (x) such securities are sold in the public market pursuant to the Company's IPO or otherwise or (y) as to any such securities held by a Holder, at such time as such Holder may sell all such securities in a three month period pursuant to Rule 144 or Rule 144(k) of the Securities Act.

                 The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                 "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 8.5, 8.6 and 8.8 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company which shall include any fees and disbursements for legal services provided by counsel for the Company on behalf of the Holders, blue sky fees and expenses for qualification or registration in not more than five states, and the expense of any audit of the Company's fiscal year-end financial statements incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                 "Rubin Securities" shall mean the shares of Common Stock acquired by Rubin pursuant to that certain subscription Agreement dated September 16, 1994, between the Company and Rubin and any additional shares of Common Stock issued with respect to such shares upon any stock split, stock dividend, recapitalization or similar event, provided that Rubin Securities shall cease to be Rubin Securities if (i) such securities are sold in the public market pursuant to the Company's IPO or otherwise or (ii) as to any such securities at such time as the holder thereof may sell all such securities in a three month period pursuant to Rule 144 or Rule 144(k) of the Securities Act.

                 "Selling Expenses" shall mean all underwriting discounts, selling commissions and expense allowances applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of the Company's counsel included in Registration Expenses) and the expenses and costs referenced in the proviso to the definition of Registration Expenses above.

         8.3 Restrictive Legend. Each certificate representing the Shares or any other securities issued in respect thereof upon any conversion thereof or any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless permitted by this Section 8.3 or unless the securities evidenced by such certificate shall have been sold pursuant to a registration under the Securities Act) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968 (THE "CALIFORNIA ACT") AND ARE RESTRICTED SECURITIES. THE RESTRICTED SECURITIES HAVE BEEN ACQUIRED FOR HOLDER'S OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTE THEM TO THE PUBLIC. RESTRICTED SECURITIES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE ACT AND THE CALIFORNIA ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                 Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either (x) the opinion referred to in Section
8.4 to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws or (y) a written representation from such holder in accordance with paragraph (k) of Rule 144, that such holder is not and has not during the last three months been an affiliate of the Company and that at least three years has elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer. The Company will use its best efforts to assist any Holder in complying with the provisions of this Section
8.3 for removal of the legend set forth above.

         8.4 Notice of Proposed Transfer. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Article 8. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Sections 8.5, 8.6 and 8.8 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and applicable state securities laws whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 8.3 above, except that such certificate shall not bear such restrictive legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or applicable state securities laws.

         8.5     Requested Registration.

         (a) Request for Registration. If at any time during the period beginning six months after the closing of the Company's IPO and ending on the fourth anniversary of the closing of the Company's IPO, the Company shall receive from Initiating Holders a written request that the Company effect a registration with respect to all of the Registrable Securities held by such Initiating Holders the Company will:

                 (i) promptly give written notice of the proposed registration to all other Holders; and

                 (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all of such Registrable Securities, together with all of the Registrable Securities or Rubin Securities of any Holder or Holders joining in such request as are specified in a written request given within 30 days after receipt of such written notice from the Company.

         The Company shall file a registration statement covering the Registrable Securities and Rubin securities, if any, so requested to be registered as soon as practicable after receipt of the request of the Initiating Holders; provided, however, that if the Company shall furnish to such Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company the filing of such registration statement would be seriously detrimental to the company and its shareholders, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; and provided further than the Company shall have no obligation to effect such registration if the Company would be required to conduct an audit of an interim financial period.

         The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 8.5 after the Company has effected two such registrations pursuant to this Section 8.5(a) and such registrations have been declared or ordered effective by the Commission.

         Any registration statement filed pursuant to this Section 8.5 may, subject to the provisions of Section 8.5(b) below, include securities of the Company being sold for the account of the Company.

         (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 8.5(a) and the Company shall include such information in the written notice referred to in Section 8.5 (a) (i) above. The right of any Holder to registration pursuant to Section 8.5(a) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities and/or Rubin Securities then held.

         If the Company shall request inclusion in any registration pursuant to
Section 8.5 of securities being sold for its own account, the Initiating Holders shall, on behalf of all Holders, offer to include the securities of the Company in the underwriting and may condition such offer on the Company's acceptance of the further applicable provisions of this paragraph. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or representative of the underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 8.5, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation (the "Underwriter's Limitation") on the number of shares to be underwritten, the Initiating Holders shall so advise the Company and all Holders of Registrable Securities and Rubin Securities whose securities would otherwise be underwritten pursuant hereto, and the number of shares of Registrable securities, Rubin Securities and other securities that may be included in the registration and underwriting shall be allocated in the following manner: First, the securities of the Company shall be excluded from such registration and underwriting to the extent required by such Underwriter's Limitation. If, after fully excluding the securities of the Company from such underwriting and registration, a further reduction in the number of shares to be included in such underwriting and registration is required, the number of Rubin Securities to be included in such underwriting and registration shall be reduced to the extent required by the Underwriter's Limitation; provided, however, that the number of Rubin Securities to be included in such registration and underwriting shall not be reduced to less than 25% of the total number of securities included in such registration or underwriting. If, after fully excluding the securities of the Company from such underwriting and registration, and reducing the number of Rubin Securities from such underwriting and registration to the full extent permitted by the preceding sentence, a further reduction in the number of shares to be included in such underwriting and registration is required, the number of shares that may be included in the registration and underwriting shall be allocated among all Holders of Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holder at the time of the filing of the registration statement. No Registrable Securities, Rubin Securities or any other securities excluded from the underwriting by reason of the Underwriter's Limitation shall be included in such registration. If the Company in its sole discretion disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.

         8.6     Company Registration.

                 (a) Holders' Rights. If, at any time, the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders (other than Holders of Registrable securities or Rubin securities) exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

                 (i) promptly give to each Holder and each Founder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                 (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities, Rubin Securities and Founder Securities specified in a written request or requests made by any Holder or Founder within 30 days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 8.6(b) below. Such written request may specify all or a part of a Holder's Registrable Securities or Rubin Securities or of Founder securities.

                 (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders and Founders as a part of the written notice given pursuant to Section 8.6(a)(i). In such event the right of any Holder or holder of Founder Securities to registration pursuant to
Section 8.6 shall be conditioned upon such Holder's or holders' of Founder Securities participation in such underwriting and the inclusion of such Holder's Registrable Securities or Rubin Securities or such Founder Securities, as the case may be, in the underwriting to the extent provided herein. All Holders and holders of Founder Securities proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 8.6, if the underwriter advises the Company in writing that marketing factors require an Underwriter's Limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities, Rubin Securities and Founder Securities to be included in the registration and underwriting, or in the case of the Company's IPO, the underwriters may exclude all of the Registrable Securities, Rubin Securities and Founder Securities from the registration and underwriting. In such event, the Company shall so advise all holders of securities requesting registration and, if applicable, the number of shares or securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: First, the number of Founder Securities that shall be included in such registration and underwriting shall be reduced to the extent required by the Underwriter's Limitation; provided, however, that the number of Founder Securities to be included in such registration and underwriting which is not for the Company's IPO shall not be reduced to less than 10% of the total number of securities included in such registration or underwriting. The number of shares of Founder Securities that may be included in the registration and underwriting shall be allocated among all holders of Founder Securities in proportion, as nearly as practicable, to the respective amounts of securities which each such holder had originally requested be included in such registration and underwriting. If, after fully reducing the number of Founder

Securities from such underwriting and registration to the full extent permitted by the preceding sentence, a further reduction in the number of shares to be included in such underwriting and registration is required, the number of Registrable Securities and Rubin Securities that shall be included in the registration and underwriting shall be reduced to the extent required by the Underwriter Limitation, in proportion, as nearly as practicable, to the respective amount of securities which such holder had originally requested be included in such registration and underwriting; provided, however, that the number of Registrable Securities to be included in such registration and underwriting which is not for the Company's IPO shall not be reduced to less than 20% of the total number of securities included in such registration or underwriting; and provided further, that the number of Rubin Securities to be included in such registration and underwriting which is not for the Company's IPO shall not be reduced to less than 20% of the total number of securities included in such registration or underwriting. The number of shares of Registrable Securities and Rubin Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of securities which each such Holder had originally requested be included in such registration and underwriting. If, after reducing the number of Founder Securities, Registrable Securities and Rubin Securities to be included in such registration or underwriting to the full extent permitted in this section, a further reduction in the number of shares to be included in such underwriting and registration is required, then the number of securities of the Company that shall be included in such registration and underwriting shall be reduced to the extent required by the Underwriter's Limitation. If any Holder or holder of Founder Securities disapproves of the terms of any such underwriting, such Holder or holder of Founder Securities may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable
Securities, Rubin Securities, Founder Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         8.7 Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 8 and all underwriting discounts, selling commissions and expense allowances applicable to the sale of any securities by the Company for its own account in any registration. All Selling Expenses shall be borne by the Holders and holder of Founder Securities, if any, whose securities are included in such registration pro rata on the basis of the number of their Registrable Securities, Rubin Securities or Founder Securities so registered, provided, however, that if in such registration, the Company pays any expenses included in the defined term "Selling Expenses" for other security holders, the Company will pay such expenses for the Holders.

         8.8 Registration on Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the closing of the first registration of any securities of the Company on Form SB-2, S-1 or any comparable or successor form. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 8, the Holders of Registrable Securities shall have unlimited rights to request from time to time registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders) provided that in each case the aggregate proceeds of such registration are expected to exceed $500,000.

         8.9 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 8, the Company will keep each Holder and holder of Founder Securities who is entitled to registration rights hereunder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                 (a) Keep such registration effective for a period of six months or until such Holders or holder of Founder Securities, if any, have completed the distribution described in the registration statement relating thereto; whichever first occurs; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such six month period shall be extended, if necessary, to keep the registration statement effective until all such Registrable securities are sold;

                 (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

                 (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder or holder of Founder Securities from time to time may reasonably request;

                 (d) Notify each seller of Registrable Securities, Rubin securities or Founder Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                 (e) Cause all such Registrable Securities, Rubin Securities or Founder Securities to be listed on each securities exchange on which the same securities issued by the Company are then listed;

                 (f) Provide a transfer agent and registrar for all such Registrable Securities, Rubin Securities or Founder Securities and a CUSIP number for all such Registrable Securities, Rubin Securities or Founder Securities, in each case not later than the effective date of such registration;

                 (g) Make available for inspection by any seller of Registrable Securities, Rubin Securities or Founder Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement; provided, however, that such seller, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided;

                 (h) Furnish to each selling Holder and holder of Founder Securities a signed counterpart, addressed to the selling Holder or holder of Founder Securities, of

                 (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and

                 (ii) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and

(in the case of the accountants' "comfort" letters, with respect to events subsequent to the date of the financial statements) as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities;

         (i) Furnish to each selling Holder and holder of Founder Securities a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering other than nonsubstantive cover letters and the like;

         (j) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

         (k) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 8.5 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

         8.10    Indemnification.

                 (a) The Company will indemnify each Holder and holder of Founder Securities, each of its officers, directors and partners, and each person controlling such Holder and holder of Founder Securities, with respect to each registration, qualification or compliance effected pursuant to this
Section 8, and each underwriter, if any, and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document prepared by the Company (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder and holder of Founder Securities, each of its officers, directors and partners, and each person controlling such Holder and holder of Founder Securities, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omissions) based upon written information furnished to the Company by such Holder, holder of Founder Securities or underwriter and stated to be specifically for use therein.

         (b) Each Holder whose Registrable Securities or Rubin Securities and each holder of Founder Securities whose Founder Securities are included in any registration, qualification or compliance effected pursuant to this Section 8 will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and holder of Founder Securities and each of their officers, directors and partners, and each person controlling such Holder and holder of Founder Securities, and their respective counsel against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders and holders of Founder Securities, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses as they are reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or holders of Founder Securities and stated to be specifically for use therein; provided, however, that the obligations of such Holders and holders of Founder Securities hereunder shall be limited to an amount equal to the proceeds to each such Holder and holder of Founder Securities of securities sold under such registration statement, prospectus, offering circular or other document as contemplated herein.

         (c) Each party entitled to indemnification under this Section 8.10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 8 unless and only to the extent that such failure to give notice results in material prejudice to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         8.11 Information by Holder. Each Holder of Registrable Securities and/or Rubin Securities and each holder of Founder Securities to be included in a registration referred to in this Section 8 shall furnish to the Company such information regarding such Holder and such holder of Founder Securities and the distribution proposed by such Holder and such holder of Founder Securities as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 8 and shall promptly advise the Company in writing of any material changes to such information while the registration is in effect. Each Holder and holder of Founder Securities agrees that upon notice from the Company that a registration statement, prospectus, offering circular or other document is required to be revised, amended, supplemented or replaced, such Holder and holder of Founder Securities shall use its reasonable efforts to cause all copies thereof to be promptly returned to the Company (including copies thereof which are in the possession of any broker or other person acting on behalf of the Holder or holder of Founder Securities), and the Holder and holder of Founder Securities shall cease to make any public offer or sale of the registered securities until the Company shall have revised, amended, supplemented or replaced such registration statement, prospectus, offering circular or other document.

         8.12 Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the company giving such holder or prospective holder a right to require the Company to initiate any registration of any securities of the Company or to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder which are superior to the rights given to the Purchaser hereunder.

         8.13 Rule 144. With a view to making available the benefits of certain rules and regulations of the commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

                 (a) Use its best efforts to make and keep public information available (as those terms are understood and defined in Rule 144 under the Securities Act) at all times from and after, 90 days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                 (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

                 (c) So long as a Purchaser owns any Restricted Securities, furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) , and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing the Purchaser to sell any such securities without registration.

         8.14 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to the Purchaser under Sections 8.5, 8.6 and 8.8 may be transferred or assigned by a Purchaser to any transferee or assignee of any Restricted Securities provided that (i) the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (ii) the transferee or assignee of such rights assumes the obligations of such Purchaser under this Section 8, (iii) such transfer or assignment does not delay the time when the Restricted Securities would have been eligible to be sold pursuant to Rule 144 or Rule 144(k) of the Securities Act had they not been so transferred or assigned, and (iv) the number of transferees or assignees who hold less than 1% of the Company's outstanding capital stock (assuming conversion of the Shares into Common Stock) shall not exceed 20.

         8.15 Lock-up Restrictions. Prior to the closing date of the IPO, Purchaser shall agree that it will not, for a period of up to 180 days after the effective date of the Company's registration statement relating to the IPO, offer to sell, contract to sell or otherwise dispose of any shares of Common Stock, or options or warrants to purchase any shares of Common Stock, owned directly by such person or entity or with respect to which such person or entity has the power of disposition other than (i) as a gift or (ii) with the prior written consent of the Company, provided that all officers, directors and holders of 5% of more of the Company's then outstanding capital stock also agree to the same restrictions.

                                   SECTION 9

                                 Miscellaneous

         9.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California.

         9.2 Survival. The representations, warranties, covenants and agreements made herein shall survive (i) any investigation made by the Purchasers and (ii) the Closing.

         9.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, except as otherwise set forth in Section 7.6(b) or this Section 9.3, the Company may not assign its rights or obligations hereunder. Except as otherwise set forth in Section 8.14 hereof or in this Section 9.3, nothing contained herein shall limit the Purchasers' right, subject to applicable securities laws, to sell, transfer or otherwise assign to whomever it elects, the Shares or the Common Stock issuable upon conversion of the Shares and its rights under this Agreement, and upon such sale, transfer or assignment, such transferee shall have all the rights of the Purchasers as if such transferee were a party to this Agreement; provided further, however, the Purchasers may not assign any rights or obligations set forth in Section 7.2 hereof. Sybase hereby grants to the Company, or its assignees, a right of first refusal to purchase all (or any part) of the Shares or the Common Stock issuable upon conversion of the Shares and its rights under this Agreement (the

"Offered Shares") that Sybase may from time to time propose to sell, transfer or otherwise assign. In the event that Sybase proposes to sell, transfer or otherwise assign any Offered Shares, it shall give the Company written notice of its intention, describing the proposed assignee, the price and the terms and conditions upon which Sybase proposes to sell, transfer or otherwise assign such Offered Shares. The Company (or its assignees) shall have 20 business days after receipt of such notice to agree to purchase all (or any part) of such Offered Shares at the price and upon the terms and conditions specified in the notice by giving written notice to Sybase and stating therein the number of Offered Shares to be purchased. If the Company (or its assignees) fails to exercise the right of first refusal within the 20 business day period specified above, Sybase shall have 120 days thereafter to sell, transfer or otherwise assign the Offered Shares respecting which the rights of the Company (or its assignee) were not exercised to the assignee identified in Sybase's notices at a price and upon terms no more favorable to the proposed assignee than specified in Sybase's notice.

         9.4 Entire Agreement; Amendment. This Agreement (including the Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holder or holders of at least 50% of the then outstanding Shares (including Common Stock issuable upon conversion thereof) except that Section 8 hereof may be amended, waived, discharged or terminated, by a written instrument signed by the Company and the holder or holders of at least 50% of the then outstanding Registrable Securities. Except as provided above, each holder of any of the Shares at the time or thereafter outstanding shall be bound by any amendment or waiver given pursuant to this
Section 9.4 whether or not the certificate representing such Shares shall have been marked to indicate such amendment or waiver.

         9.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by next day courier, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to a Purchaser, addressed to such Purchaser at its address set forth at the end of this Agreement, or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of the Shares at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to each holder in writing. All notices to the Purchaser shall also be sent by facsimile on the day that notice is sent by courier.

         9.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares or Common Stock acquired upon conversion of the Shares upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative, provided, however, that Purchasers acknowledge and agree that their sole and exclusive remedy for a breach by Company of its representations and warranties contained in Section 3.21 shall be rescission of this Agreement.

         9.7 Separability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.8     Agent's Fees.

                 (a) The Company (i) represents and warrants that it has not retained a finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for commission or compensation in the nature of an agent's fee to any broker or other person or firm incurred in connection with the transactions contemplated hereby (and the costs and expenses of depending against such liability or asserted liability) arising from any act by the Company or any of its employees or representatives.

                 (b) Each Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of an agent's fee to any broker or other person or firm incurred in connection with the transactions contemplated hereby (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of the Purchaser's employees or representatives, is responsible.

         9.9 Information Confidential. Each Purchaser acknowledges that the terms and provisions of this Agreement and information received by it pursuant hereto may be confidential and for its use only, and it will not use such confidential information or reproduce, disclose or disseminate the terms and provisions of this Agreement or such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Purchaser is required to disclose such information by a governmental body or under federal securities laws.

         9.10 Expenses. The Company and the Purchasers each shall bear its own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby, except that the Company shall pay the reasonable legal fees and out of pocket costs and expenses of counsel for the Purchasers in an amount not to exceed $15,000.

         9.11 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date above written.




COMPANY                                            PURCHASERS

FIRST VIRTUAL HOLDINGS                             UNTERBERG HARRIS INTERACTIVE
INCORPORATED, A WYOMING                            MEDIA, L.P.
CORPORATION

By:                                                By:
   -------------------------                          -----------------------

Title:President                                    Title:
      ----------------------                             --------------------

Address:                                           SYBASE, INC.
        --------------------

        --------------------

        --------------------

                                                   By:
                                                      -----------------------
                                                   Title:
                                                         --------------------

                                   EXHIBIT A

                             Schedule of Purchasers

                                   EXHIBIT B

                 Amended and Restated Articles of Incorporation